UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): March 8, 2013
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture
On March 8, 2013, Noranda Aluminum Holding Corporation (the “Company”) executed an indenture (the “Indenture”) as a guarantor in connection with the previously announced offering by Noranda Aluminum Acquisition Corporation (“AcquisitionCo”), its wholly-owned subsidiary, in a private placement (the “Offering”) of $175 million aggregate principal amount of 11.0% senior unsecured notes due 2019 (the “Notes”). AcquisitionCo, as issuer, the Company and certain subsidiaries of the Company party thereto as guarantors and U.S. Bank National Association, as trustee, are party to the Indenture.
AcquisitionCo completed the Offering of the Notes on March 8, 2013. The Offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold without registration unless an exemption from such registration is available.
The Notes will accrue interest at a rate of 11.0% per year from March 8, 2013 until maturity or earlier redemption. Interest on the Notes will be payable on June 1 and December 1 of each year, commencing on December 1, 2013. The Notes will mature on June 1, 2019.
At any time prior to March 1, 2016, AcquisitionCo may redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium”. The Notes are redeemable at AcquisitionCo’s option, in whole or in part, at any time on or after March 1, 2016, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. At any time prior to March 1, 2016, AcquisitionCo may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 111.0% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least 50% of the original aggregate principal amount of the Notes would remain outstanding immediately after giving effect to such redemption. If AcquisitionCo experiences specific kinds of change of control triggering events, it is required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. In addition, if AcquisitionCo makes certain asset sales and does not reinvest the proceeds thereof or use such proceeds to repay certain debt, it will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the purchase date.
The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company and the Company’s subsidiaries that guarantee borrowings under the Company’s senior secured credit facilities. The Notes rank senior in right of payment to all existing and future indebtedness of AcquisitionCo that is expressly subordinated in right of payment to the Notes and rank equal in right of payment to all existing and future senior indebtedness of AcquisitionCo. However, the Notes are effectively subordinated to all of the Company’s and its subsidiaries’ secured indebtedness, including indebtedness under the Company’s senior secured credit facilities, to the extent of the value of the collateral securing such indebtedness. The guarantees rank senior in right of payment to the guarantors existing and future indebtedness that is expressly subordinated in right of payment to the Notes and equal in right of payment to their existing and future unsubordinated indebtedness. The Notes and guarantees are also structurally subordinated to the indebtedness and other obligations of the Company’s non-guarantor subsidiaries with respect to the assets of such entities.
The Indenture, among other things, restricts AcquisitionCo’s and its Restricted Subsidiaries’ (as defined in the Indenture) ability to:
•create liens on certain assets;
•incur or guarantee additional debt or issue certain preferred shares;
•make certain investments and acquisitions;
•consolidate, merge, or sell or otherwise dispose of all or substantially all of AcquisitionCo’s assets;
•sell certain assets;

•	pay dividends on or make distributions in respect of AcquisitionCo’s capital stock or make certain other restricted payments;
•enter into certain transactions with AcquisitionCo’s affiliates; and
•place restrictions on distributions from subsidiaries.
The Indenture also contains customary events of default. These covenants are subject to important exceptions and qualifications. In addition, at any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default has occurred and is continuing under the Indenture, AcquisitionCo and its subsidiaries will not be subject to certain of the foregoing covenants.

Registration Rights Agreement
In connection with the issuance of the Notes, AcquisitionCo, the Company, the subsidiaries of the Company party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers of the Notes, executed a registration rights agreement (the “Registration Rights Agreement”) obligating the Company to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for registered notes having substantially the same terms as the Notes (except that the registered notes will not be subject to additional interest provisions or restrictions on ownership or transfer) or, if necessary, file a shelf registration statement with respect to resales of the Notes. AcquisitionCo will use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective within 365 days after the issuance of the Notes and to complete the exchange offer within 30 business days thereof. Holders of the Notes will be entitled to the payment of additional interest if AcquisitionCo does not comply with these obligations within that time period.
Term Loan Agreement
On March 8, 2013, AcquisitionCo entered into an Incremental Amendment No. 1 to Credit Agreement (the “Amendment”), among AcquisitionCo, Bank of America, N.A., as incremental term lender, the other lenders party thereto and Bank of America, N.A., as administrative agent, to its existing Senior Secured Term Loan B Facility.
The Amendment provides for an incremental borrowing of $110.0 million, increasing the aggregate principal amount currently outstanding under the Term Loan to $432.6 million. The Amendment also permits AcquisitionCo to incur further incremental borrowings under the Senior Secured Term Loan B Facility in an aggregate principal amount not to exceed the greater of (1) $50 million and (2) an amount such that, after giving effect to such incremental borrowing, AcquisitionCo will be in pro forma compliance with a maximum total net senior secured leverage ratio of 2.25 to 1.00. Incremental borrowings are uncommitted and the availability thereof will depend on market conditions at the time AcquisitionCo seeks to incur such borrowings.
Borrowings under the Amendment will be due and payable on February 28, 2019 and will have the same terms as borrowings under the existing Senior Secured Term Loan B Facility, the terms of which are more fully described in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2013, which is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On March 8, 2013, AcquisitionCo called for redemption all of its outstanding Senior Floating Rate Notes due 2015 (the “2007 Notes”), representing an aggregate principal amount of approximately $275.3 million as of the date hereof. The redemption price of the 2007 Notes is 100% of the outstanding aggregate principal amount, plus accrued and unpaid interest thereon from November 15, 2012 to, but excluding, April 7, 2013 (the “Redemption Date”). The 2007 Notes will be redeemed on the Redemption Date.
The 2007 Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of May 18, 2007, between AcquisitionCo, the Company and certain subsidiaries of the Company party thereto as guarantors, and U.S. Bank National Association, as trustee. The terms of the 2007 Notes are set forth in an indenture filed as an exhibit with the Securities and Exchange Commission (the “SEC”) on January 31, 2008, which is incorporated by reference herein. None of the 2007 Notes will remain outstanding after the Redemption Date. AcquisitionCo did not and will not incur any early termination penalties in connection with the redemption of the 2007 Notes. AcquisitionCo will use the net proceeds of the issuance of the Notes and the borrowing under the Amendment, as more fully described in Items 1.01 and 2.03 of this Form 8-K, to finance the redemption, with the balance to be used for general corporate purposes. AcquisitionCo anticipates that the aggregate cash payment for the redemption, including accrued and unpaid interest, will be approximately $280.2 million.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 is incorporated herein by reference.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth under Item 1.02 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press release, dated March 8, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORTION
Date: March 8, 2013	By:	/s/ Robert B. Mahoney
Robert B. Mahoney
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated March 8, 2013